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                                                                   Exhibit 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-19339, 33-26786, 33-54626, 33-38753 and 33-58299)
of Sensormatic Electronics Corporation of our report dated August 2, 2001, except for Note 17, as to which the date is September 25, 2001, relating to the financial statements and financial statement schedule of Sensormatic Electronics Corporation, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Miami, Florida
September 28, 2001